Exhibit 10.15

INCENTIVE AGREEMENT FOR GRANT OF STOCK

This Incentive Agreement for Grant of Stock (“Agreement”) is entered into contemporaneously by and between YayYo, Inc. (“YayYo”) of 433 N. Camden Drive, #600, Beverly Hills, CA 90210 and David C. Haley (“Haley”) of 32107 Lindero Canyon Rd #120, Westlake Village, CA 91361, collectively referred to as “Parties”.

RECITALS

A.	YayYo is the parent company of Rideshare Car Rentals, LLC (“RCR”) and Distinct Cars, LLC (DC);
B.	Haley is procuring two particular insurance policies for RCR &DC (the “Special Policies”);
C.	The Parties have agreed that, as an incentive to Haley for the provision of certain negotiated terms within the Special Policies, Haley shall be entitled to a grant of YayYo stock as described in this Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual covenants, agreements, and conditions set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, parties agree as follows:

1.	Incentivized Pricing. Haley agrees to write and provide the Special Policies and certain guarantees to the insurance companies for the benefit of RCR & DC according to the following general terms (and as more fully set forth in the Special Policies which are incorporated into this agreement by reference):

(a)	For DC Period X at approximately $60 a month
(b)	For RSR coverage for vehicles on the platform at $12 a day

2.	Stock Grant. Upon issuance of the Special Policies, which is a condition precedent to the granting of stock, YayYo shall grant to Haley the following:

(a)	250,000 shares of YayYo's Common Stock.

(b)	8,695 shares of Yay Yo's Common Stock. This grant is to compensate Haley for the down payment requirements for the Special Policies, for a combined total of $69,275.00 (calculated at $8.00 per share)

3.	Conveyance. The Corporation will cause issuance in book entry shares of stock equivalent to the Grant with the transfer agent of the Corporation, evidencing Grantee ownership. Federal and state securities laws may require the placement of certain restrictive legends upon the certificate(s) evidencing the Stock in connection with this Grant.

4.	Taxes and Tax Withholding. The Parties acknowledge and agree that any liabilities for any and all applicable taxes (“Tax-Related Items”) are the responsibility of Haley as grantee, and that Haley has had the opportunity to consult with independent professional advisors regarding the same.

5.	Governing Law. This Grant shall be governed by the laws of the State of Delaware.

6.	Binding Effect. This Grant shall be binding upon the Corporation and Grantee and their respective heirs, executors, administrators and successors.

7.	Headings and Sections. The headings contained in this Certificate are for reference purposes only and shall not affect in any way the meaning or interpretation of this Grant. Any references to sections in this Certificate shall be to sections of this Certificate unless otherwise expressly stated as part of such reference.

[SIGNATURES TO FOLLOW]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

YayYo, Inc.	David C. Haley

By:	/s/ Ramy El-Batrawi	By:	David C. Haley

Name:	Ramy El-Batrawi, CEO	Name:	David	,	Haley

Date:	4/1/18	Date:	4/1/18

YAYYO, INC.

STOCK GRANT

1.           Grant. For value received YayYo, Inc. a Delaware Corporation (the “Corporation”), hereby grants to David C. Haley (the “Grantee”) an aggregate of 258,695 shares of the Corporation's Common Stock (the “Grant”).

2.           Effective Date. The Grant is effective as of 4/18/182018 (the “Grant Date”).

3.           Conveyance. The Corporation will cause issuance in book entry shares of stock equivalent to the Grant with the transfer agent of the Corporation, evidencing Grantee ownership. Federal and state securities laws may require the placement of certain restrictive legends upon the certificate(s) evidencing the Stock in connection with this Grant.

4.           Relation to Incentive Agreement for Grant of Stock. The Grant is subject to all of the terms and conditions set forth in that certain Incentive Agreement for Grant of Stock executed and funded by Grantee, and whose terms are incorporated herein by reference.

5.           Governing Law. This Grant shall be governed by the laws of the State of Delaware.

6.           Binding Effect. This Grant shall be binding upon the Corporation and Grantee and their respective heirs, executors, administrators and successors.

7.           Headings and Sections. The headings contained in this Certificate are for reference purposes only and shall not affect in any way the meaning or interpretation of this Grant. Any references to sections in this Certificate shall be to sections of this Certificate unless otherwise expressly stated as part of such reference.

YAYYO, INC.

By:	/s/ Ramy El-Batrawi

Name:

Title: